Exhibit 10.22

OCM POWER OPPORTUNITIES FUND II GP, L.P.

LIMITED PARTNERSHIP AGREEMENT

Dated as of December 27, 2007

6.2	Adjustments to Capital Accounts	13
6.3	Distributions	13
6.4	Tax Distributions	13
6.5	General Distribution Provisions	14
6.6	Distributions in Kind	14
6.7	No Withdrawal of Capital	14
6.8	Allocations to Capital Accounts	14
6.9	Tax Allocations and Other Tax Matters	14
6.10	Withholding	15
6.11	Final Distribution	16
6.12	Return of Distributions	16

ARTICLE VII BOOKS AND RECORDS; TAX INFORMATION; REPORTS TO PARTNERS		16

7.1	Books and Records	16
7.2	Tax Information	16
7.3	Reports to Partners	17

ARTICLE VIII ADMISSION OF ADDITIONAL PARTNERS; TRANSFERS; DESIGNATION OF INACTIVE PARTNERS		17

8.1	Admission of Additional Partners	17
8.2	Transfers	17
8.3	Designation as Inactive Partner	17

ARTICLE IX DISSOLUTION AND WINDING UP OF THE PARTNERSHIP		18

9.1	Dissolution	18
9.2	Winding Up	18
9.3	Final Distribution	18
9.4	Time for Liquidation, etc.	19
9.5	Termination	19

ARTICLE X MISCELLANEOUS		19

10.1	Amendments	19
10.2	Notices	19
10.3	Counterparts	20
10.4	Table of Contents and Headings	20
10.5	Successors and Assigns	20
10.6	Severability	20
10.7	Further Actions	20
10.8	Determinations of the General Partner	20
10.9	Non-Waiver	20
10.10	Applicable Law	21
10.11	Confidentiality	21
10.12	Survival of Certain Provisions	21

10.13	Waiver of Partition	21
10.14	Entire Agreement	21

ARTICLE XI POWER OF ATTORNEY; REPRESENTATIONS		22

11.1	Power of Attorney	22
11.2	Representations	23

OCM POWER OPPORTUNITIES FUND II GP, L.P.

This LIMITED PARTNERSHIP AGREEMENT of OCM POWER OPPORTUNITIES FUND II GP, L.P., a Delaware limited partnership (the “Partnership”), is made and entered into as of December 27, 2007, by and among Oaktree Fund GP I, L.P., as the general partner of the Partnership, and the persons listed in the Register (as the Register is amended from time to time) as limited partners of the Partnership. Capitalized terms used herein without definition have the meanings specified in Section 1.1.

R E C I T A L S:

WHEREAS, the Partnership was originally formed as a limited liability company in the State of Delaware;

WHEREAS, the Company (as defined herein) was converted to a limited partnership pursuant to the Act (as defined herein) by the filing of a Certificate of Limited Partnership (the “Certificate”) and a Certificate of Conversion to Limited Partnership with the Office of the Secretary of State of the State of Delaware on December 27, 2007; and

WHEREAS, the parties hereto desire to enter into this Limited Partnership Agreement of the Partnership and to permit the admission of the Partners to the Partnership.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL PROVISIONS

1.1 Definitions. Capitalized terms used herein without definition shall have the meanings specified in the Fund Agreement. As used herein the following terms have the meanings set forth below:

“Act” shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101 et seq., as amended, and any successor to such statute.

“Active Partners” shall mean all Partners other than any Inactive Partners.

“Additional Partner” shall have the meaning set forth in Section 8.1.

“Adjustment Date” shall mean the last day of each Fiscal Year or any other date that the General Partner determines to be appropriate for an interim closing of the Partnership’s books.

“Affiliate” shall mean, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

“Agreement” shall mean this Limited Partnership Agreement of the Partnership, as amended, supplemented or restated from time to time.

“Available Assets” shall mean, as of any date, the excess of (a) the cash and cash equivalent items held by the Partnership over (b) the sum of the amount of such items as the General Partner determines to be necessary for the payment of the Partnership’s expenses, liabilities and other obligations (whether fixed or contingent), and for the establishment of appropriate reserves for such expenses, liabilities and obligations as they may arise, including the maintenance of adequate working capital for the continued conduct of the Partnership’s investment activities and operations.

“Business Day” shall mean any day other than (a) Saturday and Sunday and (b) any other day on which banks located in New York City are required or authorized by law to remain closed.

“Capital Account” shall have the meaning set forth in Section 6.1.

“Capital Commitment” shall mean, with respect to any Partner, the amount set forth opposite the name of such Partner on the Register, as amended from time to time pursuant to this Agreement.

“Capital Contribution” shall mean, with respect to any Partner, the amount of capital contributed by such Partner to the Partnership pursuant to this Agreement.

“Capital Percentage” shall mean, with respect to each Partner, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Capital Contributions of such Partner used to fund the Partnership’s investment through the Fund in a Permitted Investment and (b) the denominator of which is the aggregate Capital Contributions of all of the Partners used to fund such investment.

“Carried Interest” shall mean distributions received or to be received by the Partnership (a) from the Fund as general partner of the Fund pursuant to sections 6.4(c)(iii) and 6.4(c)(iv) of the Fund Agreement and (b) from the Cayman GP as the sole shareholder of the Cayman GP in accordance with the Cayman GP’s right to receive such distributions pursuant to the governing instrument of the Parallel Fund.

“Carry Agreement” shall have the meaning set forth in Section 5.2(a). Any and all Carry Agreements entered into on or after the date hereof shall be deemed incorporated in and made part of this Agreement.

“Carry Percentage” shall have the meaning set forth in Section 5.2(a).

“Cayman GP” shall mean OCM Power Opportunities Fund II GP (Cayman) Ltd., the co-general partner of the Parallel Fund.

“Certificate” shall have the meaning set forth in the Recitals.

“Claims” shall have the meaning set forth in Section 4.3(a).

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Company” shall mean OCM Power Opportunities Fund II GP, LLC, prior to its conversion into the Partnership.

“Company Agreement” shall mean the Limited Liability Company Agreement of the Company, as in effect immediately prior to the Effective Time.

“Covered Person” shall mean any Partner, any officers, directors, shareholders, controlling Persons, partners, members, employees, representatives or agents of the General Partner; or any Person who was, at the time of the act or omission in question, such a Person.

“Damages” shall have the meaning set forth in Section 4.3(a).

“Disabling Conduct” shall mean, with respect to any Person: (a) fraud; (b) gross negligence in the operation of the Fund; (c) a material violation of this Agreement that, if curable, is not cured within 30 days after a written notice describing such violation has been given to such Person; (d) the commission of a felony; (e) a material violation of law; provided that in the case of clauses (b) through (e) such conduct has resulted in a material adverse effect on the business or properties of the Fund.

“Effective Time” shall mean the effective time of the conversion of the Company to a limited partnership, as set forth in the Certificate of Conversion to Limited Partnership of the Company or provided in the Act.

“Fiscal Year” shall mean the fiscal year of the Partnership, as determined pursuant to Section 1.5.

“Fund” shall mean OCM/GFI Power Opportunities Fund II, L.P., a Delaware limited partnership, together with the Parallel Fund, the Cayman GP and any Designated Partner, separate account or Alternative Investment Fund, as the context may require, and their respective successors and assigns.

“Fund Agreement” shall mean the Second Amended and Restated Limited Partnership Agreement of the Fund, dated as of May 19, 2006, as amended from time to time, and the governing instrument of the Parallel Fund or any Designated Partner, separate account or Alternative Investment Fund, as the context may require.

“General Partner” shall mean Oaktree Fund GP I, L.P. in its capacity as general partner of the Partnership, or any successor general partner of the Partnership.

“Inactive Partner” shall have the meaning set forth in Section 8.3.

“Limited Partners” shall mean the Persons listed in the Register, which is hereby incorporated in and made part of this Agreement (as such schedule may be supplemented or amended from time to time), as limited partners of the Partnership, and shall include their successors and permitted assigns to the extent admitted to the Partnership as limited partners in accordance with the terms hereof, in their capacities as limited partners of the Partnership, but shall exclude any Person that ceases to be a Limited Partner in accordance with the terms hereof. For purposes of the Act, the Inactive Partners shall constitute a separate group of limited partners from all other Limited Partners and shall be restricted in their rights as limited partners as set forth in this agreement.

“Oaktree” shall mean Oaktree Capital Management, L.P., a Delaware limited partnership, and any successor thereto.

“Parallel Fund” shall mean OCM/GFI Power Opportunities Fund II (Cayman), L.P., a Cayman Islands limited partnership or similar related investment fund, as the context may require, and its respective successors and assigns.

“Partners” shall mean the General Partner and the Limited Partners.

“Partnership” shall have the meaning set forth in the preamble hereto.

“Partnership Expenses” shall mean the reasonable costs and expenses that in the judgment of the General Partner are incurred by or arise out of the organization and operation of the Partnership, including, without limitation, legal and accounting expenses.

“Period” shall mean, for the first Period, the period commencing on the date of this Agreement and ending on the next Adjustment Date; and for each subsequent Period shall mean the period commencing on the day after an Adjustment Date and ending on the next Adjustment Date.

“Person” shall mean any individual or entity, including a corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated association, government or governmental agency or authority.

“Prime Rate” shall mean the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto) designated therein as the prime rate or, if not so published, the rate of interest publicly announced from time to time by any money center bank as its prime rate in effect at its principal office as identified by the General Partner.

“Proceeding” shall have the meaning set forth in Section 4.3(a).

“Register” shall mean the Register of Partners, Capital Commitments and Capital Percentages maintained by the General Partner, which is incorporated herein and made a part of this Agreement (as such Register may be supplemented or amended from time to time).

“Securities” shall mean shares of capital stock, partnership interests, limited liability company interests, warrants, options, bonds, notes, debentures and other equity and debt securities of whatever kind of any Person, whether readily marketable or not.

“Transfer” shall mean any sale, transfer, assignment, conveyance, pledge, encumbrance, hypothecation or other disposition, or the act of so doing, as the context requires.

“Treasury Regulations” shall mean the regulations of the U.S. Treasury Department issued pursuant to the Code.

“Value” shall mean, with respect to any distribution of Securities received by the Partnership from the Fund, the value of such Securities as determined by the Fund, and otherwise shall have the meaning set forth in the Fund Agreement.

“Vesting Date” shall mean with respect to any Partner, the Initial Closing Date, or, if later, the date that such Partner is admitted to the Partnership.

1.2 Name and Office.

(a) Name. The name of the Partnership is OCM Power Opportunities Fund II GP, L.P. Unless otherwise agreed by the General Partner in writing, a Limited Partner shall not have any right, title or interest in or right to the use of the name “OCM Power Opportunities Fund II GP, L.P.,” “OCM Power Opportunities Fund II, L.P.,” “OCM,” “Oaktree” or any variation thereof, including any name to which the name of the Partnership or the Fund may be changed. No value shall be placed upon the name of the Partnership or the goodwill attached thereto for the purpose of determining the value of any Limited Partner’s Capital Account or interest in (or right to distributions from) the Partnership.

(b) Office. The registered office of the Partnership in the State of Delaware is located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the registered agent for service of process on the Partnership at such address is Corporation Service Company. At any time, the Partnership may designate another registered agent and/or registered office.

1.3 Purposes. Subject to the other provisions of this Agreement, the purposes of the Partnership are (a) to serve as the general partner of the Fund and the general partner (or other corresponding entity), directly or indirectly, of the Parallel Fund and any Designated Partner, separate account or Alternative Investment Fund or any other investment vehicle formed to make an investment in the Fund, as the General Partner deems appropriate, (b) to serve as the sole or controlling shareholder of the Cayman GP, (c) to acquire, hold and dispose of Securities and (d) to engage in such other activities as the General Partner deems necessary, advisable, convenient or incidental to the foregoing.

1.4 Term. The term of the Partnership commenced on August 24, 2004 and shall continue until the last day of the term of the Fund, provided that, notwithstanding the expiration of the term of the Partnership, the Partnership shall continue in existence as a separate legal entity until cancellation of the Certificate in accordance with Section 9.5.

1.5 Fiscal Year. The fiscal year of the Partnership shall end on the 31st day of December in each year (the “Fiscal Year”). The Partnership shall have the same Fiscal Year for income tax and for financial and partnership accounting purposes.

1.6 Powers. Subject to the other provisions of this Agreement, the Partnership, acting through the General Partner, shall be and hereby is authorized and empowered to do or cause to be done any and all acts determined by the General Partner to be necessary, advisable, convenient or incidental in furtherance of the purposes of the Partnership, without any further act, approval or vote of any Person, including any Limited Partner. Without limiting the generality of the foregoing, the Partnership (and the General Partner on behalf of the Partnership) is hereby authorized and empowered:

(a) to enter into the Fund Agreement and to enter into, and to cause the Fund to enter into, subscription agreements and other agreements and documents in connection with the admission of limited partners to the Fund;

(b) to direct the formulation of investment policies and strategies for the Partnership and the Fund, and to direct the investment activities of the Partnership and the Fund;

(c) to acquire, hold, manage, vote, Transfer and own Securities and any other assets held by the Partnership, including exercising all rights, powers and privileges with respect to such Securities or assets and making all elections, filings, decisions and other actions that may be necessary or appropriate for the acquisition, holding or Transfer of such Securities or assets;

(d) to establish, maintain or close one or more offices within or without the State of Delaware and in connection therewith to rent or acquire office space and to engage personnel;

(e) to open, maintain and close bank, brokerage and escrow accounts (and temporarily invest the Partnership’s funds therein) and to draw checks or other orders for the payment of moneys;

(f) to set aside funds for reasonable reserves, anticipated contingencies and working capital and to incur and pay Partnership Expenses and any taxes for which the Partnership may be liable;

(g) to lend money to, borrow money from, act as surety, guarantor or endorser for, provide collateral for and transact other business with third Persons, including Partners and Affiliates of the Partnership, and invest and reinvest its funds;

(h) to bring, defend, settle and dispose of Proceedings and otherwise to bring and defend actions and proceedings at law or in equity or before any governmental, administrative or other regulatory agency, body or commission;

(i) to retain and compensate (or fix the compensation of) consultants, custodians, attorneys, accountants, placement agents, underwriters, financial advisors and other agents and to authorize each such agent to act for and on behalf of the Partnership and/or the Fund;

(j) to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

(k) to prepare and file all tax returns of the Partnership and the Fund; to make such elections under the Code and other relevant tax laws as to the treatment of items of Partnership income, gain, loss and deduction, and as to all other relevant matters, as the General Partner deems necessary or appropriate; to determine which items of cash outlay are to be capitalized or treated as current expenses; and to select the method of accounting and bookkeeping procedures to be used by the Partnership and the Fund;

(l) to take all action that may be necessary, advisable, convenient or incidental for the continuation of the Partnership’s and the Fund’s valid existences as limited partnerships under the Act and in each other jurisdiction in which such action is necessary to protect the limited liability of the Limited Partners or the limited partners of the Fund or to enable the Partnership and the Fund, consistent with such limited liability, to conduct the investment and other activities in which they are engaged; and

(m) to carry on any other activities necessary to, in connection with, or incidental to any of the foregoing or the Partnership’s and the Fund’s investment and other activities.

1.7 Specific Authorization. Notwithstanding any other provision of this Agreement, the Partnership (acting in its own name or on behalf of the Fund, as the case may be) and the General Partner on its own behalf or on behalf of the Partnership (or on behalf of the Partnership on behalf of the Fund), as appropriate, may execute, deliver and perform one or more Carry Agreements, Fund Agreements, any guarantee where a Fund is a beneficiary and the Partnership is an obligor, any management agreement with Oaktree and/or GFI Energy Ventures LLC, any subscription agreement relating to the Fund and any agreements to induce any Person to become a limited partner of the Fund, all amendments thereto and all agreements contemplated thereby and relating thereto, all without any further act, vote or approval of any Limited Partner or other Person. The General Partner is hereby authorized to enter into and perform on its own behalf or on behalf of the Partnership, as appropriate, the agreements described in the immediately preceding sentence, but such authorization shall not be deemed a restriction on the power of the General Partner to enter into other agreements on its own behalf or on behalf of the Partnership subject to any other restrictions expressly set forth in this Agreement.

1.8 Admission of Partners. As of the Effective Time, (i) the General Partner shall be admitted as the general partner of the Partnership and (ii) each Non-Managing Member of the Company (as defined in the Company Agreement) shall be admitted to the Partnership as a limited partner, in each case without regard to whether such Person executes a counterpart hereof. Each Person admitted as a Limited Partner pursuant to clause (ii) of the preceding sentence shall be listed by the General Partner as a limited partner of the Partnership in the Register and the date of admission of such Person to the Partnership shall be such Person’s date of admission to the Company. Any Carry Agreement executed by a Limited Partner with the Company shall continue in effect with respect to the Partnership and such Limited Partner. Each Non-Managing Member who was an Inactive Member (as defined in the Company Agreement) immediately prior to the Effective Time shall be deemed an Inactive Partner hereunder, unless Oaktree determines otherwise. After the date hereof, Persons shall be admitted as partners of the Partnership as provided in Article VIII.

1.9 Conversion of Limited Liability Company Interests. As of the Effective Time, (i) the limited liability company interest of the Managing Member (as defined in the Company Agreement) shall be converted to a general partner interest in the Partnership and (ii) the limited liability company interest of each Non-Managing Member shall be converted to a limited partner interest in the Partnership, in each case such that the resulting Capital Percentages and Carry Percentages of the Partners with respect to any Permitted Investments are unchanged from the Capital Percentages and Carry Percentages of such Partners (as Members of the Company) immediately prior to the Effective Time. Each Person’s Capital Commitment to the Partnership (including any unpaid portion thereof) shall be identical to its Capital Commitment to the Company immediately prior to the Effective Time.

ARTICLE II

THE GENERAL PARTNER

2.1 Management of the Partnership, etc.

(a) General. Subject to Section 2.1(b), the management, control and operation of and the determination of policy with respect to the Partnership and its investment and other activities shall be vested exclusively in the General Partner, who shall, subject to the other provisions of this Agreement, carry out any and all of the purposes of the Partnership and perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary, advisable, convenient or incidental thereto.

(b) Actions and Determinations of the Partnership. Except as otherwise expressly provided herein, whenever this Agreement provides that a determination shall be made or an action shall be taken by the Partnership, such determination or act may be made or taken by the General Partner.

(c) General Partner as Agent. The General Partner, to the extent of its powers set forth in this Agreement, is an agent of the Partnership for the purpose of the Partnership’s business, and the actions of the General Partner taken in accordance with this Agreement shall bind the Partnership.

2.2 Reliance by Third Parties. In dealing with the General Partner and its duly appointed agents, no Person shall be required to inquire as to the authority of the General Partner or any such agent to bind the Partnership.

2.3 General Partner Not Liable for Return of Capital Contributions. Neither the General Partner nor any of its Affiliates shall be liable for the return of the Capital Contributions of any Limited Partner, and such return shall be made solely from Available Assets of the Partnership, if any, and each Limited Partner hereby waives any and all claims that he, she or it may have against the General Partner or any Affiliate thereof in this regard.

2.4 Bankruptcy of General Partner. Notwithstanding any other provision of this Agreement, the bankruptcy (as defined in the Act) of the General Partner shall not cause the General Partner to cease to be the General Partner and upon the occurrence of such an event, the Partnership shall continue without dissolution.

2.5 No Removal of General Partner. The General Partner may not be removed as the General Partner of the Partnership.

ARTICLE III

THE LIMITED PARTNERS

3.1 No Participation in Management, etc. Except as otherwise expressly provided herein, a Limited Partner shall not take part in the management or control of the Partnership, vote with respect to any action taken or to be taken by the Partners, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The exercise by a Limited Partner of any right conferred herein shall not be construed to constitute participation by such Limited Partner in the control of the business of the Partnership so as to make such Limited Partner liable as a general partner for the debts and obligations of the Partnership for purposes of the Act.

3.2 Limitation of Liability. Except as may otherwise be required by the Act or as expressly provided for herein, the liability of each Limited Partner, solely in its capacity as a limited partner of the Partnership, is limited to such Limited Partner’s Capital Commitment.

3.3 No Priority. A Limited Partner shall not have priority over any other Partner either as to the return of the amount of such Limited Partner’s Capital Contribution or as to any allocation of any item of income, gain, loss, deduction or credit of the Partnership.

3.4 No Removal of Partners. In the case of a Limited Partner who is a natural person, such Limited Partner may not be removed as a Limited Partner or be reclassified as an Inactive Partner, except as set forth in this Agreement or in such Limited Partner’s Carry Agreement.

3.5 Bankruptcy or Withdrawal of a Partner. The bankruptcy or withdrawal of a Limited Partner shall not in and of itself dissolve the Partnership. A Limited Partner shall not withdraw from the Partnership prior to the dissolution of the Partnership except with the consent of the General Partner.

ARTICLE IV

LIABILITY, EXCULPATION AND INDEMNIFICATION

4.1 Liability.

(a) Limited Partners. Except as otherwise provided in this Agreement or by the Act, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and no Limited Partner shall be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of it being a Limited Partner. Except as otherwise expressly required by law or as expressly provided in this Agreement, a Limited Partner, as such, shall have no liability in excess of (a) such Limited Partner’s obligation to make payments expressly provided for in this Agreement, including the amount of such Limited Partner’s Capital Commitment and such Limited Partner’s share of the amount that the Partnership is obligated to contribute to the Fund pursuant to sections 9.2 and 11.3 (clawback provisions) of the Fund Agreement, subject to the terms and conditions herein, (b) such Limited Partner’s share of any undistributed profits and assets of the Partnership, and (c) the amount of any distributions wrongfully distributed to such Limited Partner as described in the Act.

(b) General Partner. Subject to Section 4.2, the General Partner shall be subject to all of the liabilities of a general partner in a partnership without limited partners.

4.2 Exculpation.

(a) Generally. No Covered Person shall be liable to the Partnership or any other Partner for any act or omission taken or suffered by such Covered Person in good faith and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Partnership and is within the scope of authority granted to such Covered Person by this Agreement, provided that such act or omission does not constitute Disabling Conduct of the Covered Person. No Partner shall be liable to the Partnership or any Partner for any action taken by any other Partner.

(b) Reliance Generally. A Covered Person shall incur no liability in acting upon any signature or writing reasonably believed by such Covered Person to be genuine, and may rely in good faith on a certificate signed by an executive officer of any Person in order to ascertain any fact with respect to such Person or within such Person’s knowledge and may rely in good faith on an opinion of counsel selected with reasonable care by such Covered Person with respect to legal matters. Each Covered Person may act directly or through such Covered Person’s agents or attorneys. Each Covered Person may consult with counsel, appraisers, engineers, accountants and other skilled Persons of such Covered Person’s choosing and shall not be liable for anything done, suffered or omitted in good faith and within the scope of this Agreement in reasonable reliance upon the advice of any of such Persons. No Covered Person shall be liable to the Partnership or any Partner for any error of judgment made in good faith by a responsible officer or employee of such Covered Person or such Covered Person’s Affiliate. Except as otherwise provided in this Section 4.2, no Covered Person shall be liable to the Partnership or any Partner for any mistake of fact or judgment by such Covered Person in conducting the affairs of the Partnership or otherwise acting in respect of and within the scope of this Agreement.

(c) Reliance on this Agreement. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, any Covered Person acting under this Agreement or otherwise shall not be liable to the Partnership or to any Partner for breach of fiduciary duty for such Covered Person’s good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they address the duties (including fiduciary duties) and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.

(d) Not Liable for Return of Capital Contributions. Except as otherwise provided in this Agreement, no Covered Person shall be liable for the return of the Capital Contributions or Capital Account of any Partner, and such return shall be made solely from the Available Assets of the Partnership, if any, and each Partner hereby waives any and all claims that he, she or it may have against each Covered Person in this regard.

4.3 Indemnification.

(a) Indemnification Generally. Subject to Section 4.3(c), the Partnership shall and hereby does, to the fullest extent permitted by applicable law, indemnify, hold harmless and release (and each Partner does hereby release) each Covered Person from and against any and all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated (“Claims”), that may accrue to or be incurred by any Covered Person, or in which any Covered Person may become involved, as a party or otherwise, or with which any Covered Person may be threatened, relating to or arising out of the investment or other activities of the Partnership, or activities undertaken in connection with the Partnership, or otherwise relating to or arising out of this Agreement, including amounts paid in satisfaction of judgments, in compromise or as fines or penalties, and counsel fees and expenses incurred in connection with the preparation for or defense or disposition of any investigation, action, suit, arbitration or other proceeding (a “Proceeding”), whether civil or criminal (all of such Claims and amounts covered by this Section 4.3, and all expenses referred to in Section 4.3(b), are referred to collectively as “Damages”), except to the extent that it shall have been determined ultimately by a court of competent jurisdiction that such Damages arose primarily from the Disabling Conduct of such Covered Person. The termination of any Proceeding by settlement shall not, of itself, create a presumption that any Damages relating to such settlement or otherwise relating to such Proceedings arose primarily from the Disabling Conduct of, any Covered Person.

(b) Expenses, etc. The reasonable expenses incurred by a Covered Person (including the General Partner and its Affiliates) in defense or settlement of any Claim that may be subject to a right of indemnification hereunder may be advanced by the Partnership to such Covered Person prior to the final disposition thereof with the consent of the General Partner upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be determined ultimately by a court of competent jurisdiction that such Covered Person is not entitled to be indemnified hereunder.

(c) Notices of Claims, etc. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding that might give rise to a claim for indemnification by such Covered Person hereunder, such Covered Person shall give written notice to the Partnership of the commencement of such Proceeding, provided that the failure of any Covered Person to give notice as provided herein shall not relieve the Partnership of its obligations under this Section 4.3 except to the extent that the Partnership is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against a Covered Person (other than a derivative suit in right of the Partnership), the Partnership will be entitled to participate in and to assume the defense thereof to the extent that the Partnership may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Partnership to such Covered Person of the Partnership’s election to assume the defense thereof, the Partnership will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. The right of any Covered Person to the indemnification provided herein shall be cumulative with, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person’s successors, assigns and legal representatives.

ARTICLE V

CAPITAL CONTRIBUTIONS AND CAPITAL PERCENTAGES;

CARRY PERCENTAGES AND ADJUSTMENTS THERETO

5.1 Capital Contributions and Capital Percentages. Except as otherwise provided herein, each Partner shall make Capital Contributions in the aggregate up to the amount of such Partner’s Capital Commitment, which is set forth opposite such Partner’s name in the Register, as and when called for by the General Partner (so that the Partnership may fund its obligation to contribute capital to the Fund), and shall have a Capital Percentage. Notwithstanding any provision of this Agreement to the contrary, no Partner shall make Capital Contributions in excess of such Partner’s Capital Commitment. For the convenience of the Partnership, the General Partner, in its sole discretion, may request each Partner to make a payment to the Partnership in an amount up to the amount of such Partner’s Capital Commitment upon his or her admission as a Limited Partner.

5.2 Carry Percentages and Adjustments Thereto.

(a) General. Each Partner shall be assigned a sharing percentage representing such Partner’s share of the Carried Interest to be received from the Fund (such Partner’s “Carry Percentage”). The initial Carry Percentages shall be as set forth in the Register. The Carry Percentage of each Limited Partner shall also be set forth in an agreement between the Partnership and such Limited Partner substantially in the form of Annex A hereto, with such modifications as may be agreed to by the General Partner and the Limited Partner party thereto (with respect to each Partner, such Partner’s “Carry Agreement”). Each Partner’s Carry Percentage shall be subject to adjustment as provided in such Partner’s Carry Agreement. In addition, the General Partner may from time to time, without the consent of any Limited Partner, adjust any Active Partner’s Carry Percentage by allocating additional Carry Percentage to such Active Partner and correspondingly reducing the Carry Percentage of the General Partner. If deemed advisable by the General Partner, the General Partner shall have the discretion to make any such adjustment effective only with respect to Carried Interest attributable to increases in value in the Fund’s investments occurring after the date of such adjustment, and to amend or interpret the provisions of this Agreement (including Article VI) to give effect thereto.

(b) Adjustments to Carry Percentages in Connection with the Admission of Additional Partners. In connection with the admission of an Additional Partner as provided in Section 8.1 and without the consent of any Limited Partner, the General Partner may allocate to such Additional Partner such Carry Percentage as the General Partner may determine and correspondingly reduce the Carry Percentages of the Active Partners as the General Partner may determine, to the extent necessary for the sum of the Carry Percentages to equal 100%. If deemed advisable by the General Partner, the General Partner shall have the discretion to make any such adjustment effective only with respect to Carried Interest attributable to increases in value in the Fund’s investments occurring after the date of such adjustment, and to amend or interpret the provisions of this Agreement (including Article VI) to give effect thereto.

(c) Additional Adjustments with Respect to Active Partners. Following a designation of a Partner as an Inactive Partner and any adjustments to such Inactive Partner’s Carry

Percentage pursuant to such Partner’s Carry Agreement, the General Partner shall, without the consent of any Limited Partner, reallocate any reduction in the Carry Percentage of such Inactive Partner to such Partners (including itself) as the General Partner may determine.

ARTICLE VI

CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS; WITHHOLDING

6.1 Capital Accounts. There shall be established on the books and records of the Partnership a capital account (a “Capital Account”) for each Partner.

6.2 Adjustments to Capital Accounts. As of the last day of each Period, the balance in each Partner’s Capital Account shall be adjusted by (a) increasing such balance by (i) such Partner’s allocable share of each item of the Partnership’s income and gain for such Period (allocated in accordance with Section 6.8) and (ii) the Capital Contribution, if any, made by such Partner during such Period, (b) decreasing such balance by (i) the amount of cash or the Value of Securities or other property distributed to such Partner pursuant to this Agreement and (ii) such Partner’s allocable share of each item of the Partnership’s loss and deduction for such Period (allocated in accordance with Section 6.8). Each Partner’s Capital Account shall be further adjusted with respect to any special allocations or adjustments pursuant to this Agreement.

6.3 Distributions.

(a) Timing and Form of Distributions. The General Partner shall, after establishing reserves for material anticipated obligations or commitments of the Partnership, make distributions pursuant to Section 6.3(b) of amounts received by the Partnership from the Fund at such time or times as the General Partner shall determine in its sole discretion.

(b) Making of Distributions. Subject to Section 4.3 and to the other provisions of this Article VI, distributions to the Partners shall be made as follows:

(i) Capital Percentage Distributions. Distributions received pursuant to section 6.4(b) of the Fund Agreement shall be distributed to the Partners in proportion to their Capital Percentages.

(ii) Carry Percentage Distributions. Distributions of Carried Interest shall be distributed to the Partners in proportion to their Carry Percentages as they may be adjusted pursuant to this Agreement and the Carry Agreements.

(iii) Other Distributions. Distributions not described in paragraph (i) or (ii) of this Section 6.3(b) shall be distributed to the Active Partners in such proportions as shall be determined by the General Partner.

6.4 Tax Distributions. Notwithstanding Section 6.3, the General Partner may, to the extent of available cash, make distributions to the Partners in amounts sufficient to enable the Partners to discharge their U.S. federal, state and local income tax liabilities arising from the allocations made pursuant to this Agreement. The amount distributable pursuant to this Section 6.4 shall be determined by the General Partner based on such assumptions as the General Partner determines to be appropriate. The amount distributed to any Partner pursuant to this Section 6.4 shall reduce the amount otherwise distributable to such Partner pursuant to the relevant clause of Section 6.3, and shall be deemed to have been distributed to the extent of such reduction pursuant to such clause of Section 6.3.

6.5 General Distribution Provisions. Notwithstanding any other provision of this Agreement, distributions shall be made only to the extent of Available Assets and in compliance with the Act and other applicable law. Any distribution by the Partnership pursuant to Article VI or IX to the Person shown on the Partnership’s records as a Partner or to such Partner’s legal representatives, or to the transferee of such Person’s right to receive such distributions as provided herein, shall, to the fullest extent permitted by law, acquit the Partnership of all liability to any other Person that may be interested in such distribution by reason of any Transfer of such Person’s interest in the Partnership for any reason (including a Transfer of such interest by reason of the death, incompetence, bankruptcy or liquidation of such Person).

6.6 Distributions in Kind. In the event that a distribution of Marketable Securities or other Securities is made, such Securities shall be deemed to have been sold at their Value and the proceeds of such sale shall be deemed to have been distributed in cash to the Partners for all purposes of this Agreement. Distributions of Marketable Securities and any other Securities or other property shall be made in proportion to the aggregate amounts that would be distributed to each Partner pursuant to Section 6.3, as determined by the General Partner. The General Partner may cause certificates evidencing any Securities to be distributed to be imprinted with legends as to such restrictions on Transfer as the General Partner may determine are necessary or appropriate, including legends as to applicable U.S. federal or state or non-U.S. securities laws or other legal or contractual restrictions, and may require any Partner to which Securities are to be distributed, as a condition to such distribution, to agree in writing (a) that such Partner will not Transfer such Securities except in compliance with such restrictions and (b) to such other matters as the General Partner may determine are necessary or appropriate.

6.7 No Withdrawal of Capital. Except as otherwise provided herein, no Partner shall have the right to withdraw capital from the Partnership or to receive any distribution of or return on such Partner’s Capital Contributions.

6.8 Allocations to Capital Accounts. Except as otherwise provided herein, each item of income, gain, loss and deduction of the Partnership (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated among the Capital Accounts of the Partners with respect to each Period, as of the end of such Period, in a manner that as closely as possible gives economic effect to the provisions of Articles VI and IX and the other relevant provisions of this Agreement. No Partner shall be required to make up a negative balance in such Partner’s Capital Account.

6.9 Tax Allocations and Other Tax Matters. Except as otherwise provided herein, each item of income, gain, loss and deduction recognized by the Partnership shall be allocated among the Partners for U.S. federal, state and local income tax purposes in the same manner that each such item is allocated to the Partners’ Capital Accounts or as otherwise provided herein, provided that the General Partner may adjust such allocations as may be necessary or desirable to maintain substantial economic effect, or to ensure that such allocations are in accordance with the interests of the “partners in the partnership,” in each case, within the meaning of the Code and the Treasury Regulations. Tax credits and tax credit recapture shall be allocated in accordance with the interests of the Partners in the Partnership as provided in Treasury Regulation section 1.704-1(b)(4)(ii). All matters concerning allocations for U.S. federal, state and local and non-U.S. income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be determined in good faith by the General Partner. The General Partner is hereby designated as the tax matters partner of the Partnership, in accordance with the Treasury Regulations promulgated pursuant to section 6231 of the Code and any similar provisions under any other state or local or non-U.S. tax laws. Each Limited Partner hereby consents to such designation and agrees that, upon the request of the General Partner, he, she or it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. The Partnership shall not elect to be treated as an association taxable as a corporation for U.S. federal, state or local income tax purposes under Treasury Regulation section 301.7701-3(a) or under any corresponding provision of state or local law. The Partnership shall not participate in the establishment of an “established securities market” (within the meaning of section 1.7704-1(b) of the Treasury Regulations) or a “secondary market or the substantial equivalent thereof” (within the meaning of section 1.7704-1(c) of the Treasury Regulations) or, in either case, the inclusion of interests in the Partnership thereon.

6.10 Withholding. Notwithstanding any other provision of this Agreement or any Carry Agreement, each Partner hereby authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership or any of its Affiliates (pursuant to the Code or any provision of U.S. federal, state or local or non-U.S. tax law) with respect to such Partner or as a result of such Partner’s status as a partner hereunder. If and to the extent that the Partnership shall be required to withhold or pay any such withholding or other taxes, such Partner shall be deemed for all purposes of this Agreement and the Carry Agreement to have received a payment from the Partnership as of the time that such withholding or other tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Partner’s interest in the Partnership to the extent that such Partner (or any successor to such Partner’s interest in the Partnership) would have received a distribution but for such withholding. To the extent that such payment exceeds the cash distribution that such Partner would have received but for such withholding, the General Partner shall notify such Partner as to the amount of such excess and such Partner shall make a prompt payment to the Fund of such amount, which payment shall not constitute a Capital Contribution and, consequently, shall not increase such Partner’s Capital Account. The Partnership may hold back from any such distribution in kind property having a value equal to the amount of such taxes until the Partnership has received payment of such amount. In addition, if and to the extent that the Partnership or the Fund receives a distribution or payment from or in respect of which tax was withheld, as a result of (or attributable to) such Partner’s status as a Partner under this Agreement, as determined by the General Partner, such Partner shall be deemed for all purposes of this Agreement to have received a distribution from the Partnership as of the time that such withholding was paid. Unless the General Partner determines otherwise, the withholdings by the Partnership referred to in this Section 6.10 shall be made at the maximum applicable statutory rate under the applicable tax law.

6.11 Final Distribution. Notwithstanding anything to the contrary in this Article VI, the final distribution following the dissolution of the Partnership shall be made in accordance with the provisions of Section 9.3.

6.12 Return of Distributions. If the Partnership and/or the Cayman GP is obligated under section 11.3 (general partner clawback) of the Fund Agreement to contribute to the Fund all or a portion of the distributions received by the Partnership from the Fund and/or from the Cayman GP, the Partners shall be required to fund, and hereby agree to fund, such obligation in proportion to and up to an amount not to exceed, in the case of each Partner, the aggregate distributions received by such Partner pursuant to Section 6.3(b)(ii) (not including distributions made (or that could have been made) pursuant to Section 6.4 that are deemed (or would have been deemed) to be distributions under Section 6.3(b)(ii)). Subject to the preceding sentence of this Section 6.12, if the Partnership and/or the Cayman GP is obligated under section 9.2 (limited partner clawback) of the Fund Agreement to contribute to the Fund all or a portion of the distributions received by the Partnership from the Fund and/or from the Cayman GP, the Partners shall be required to fund such obligation in proportion to and up to an amount not to exceed, in the case of each Partner, the aggregate distributions received by such Partner pursuant to Section 6.3. Each such Partner shall make contributions to the Partnership in satisfaction of such obligation. A Partner’s obligation to make contributions to the Partnership under this Section 6.12 shall survive the dissolution, liquidation, winding up and termination of the Partnership, and for purposes of this Section 6.12, the Partnership may pursue and enforce all rights and remedies that it may have against each Partner under this Section 6.12, including instituting a lawsuit to collect such contribution with interest from the date that such contribution was required to be paid under this Section 6.12 calculated at a rate equal to the Prime Rate plus 2% per annum (but not in excess of the highest rate per annum permitted by law.

ARTICLE VII

BOOKS AND RECORDS; TAX INFORMATION; REPORTS TO PARTNERS

7.1 Books and Records. The General Partner shall keep or cause to be kept full and accurate accounts of the transactions of the Partnership in proper books and records of account which shall set forth all information required by the Act. Such books and records shall be maintained in accordance with generally accepted accounting principles. Upon advance written notice to the General Partner, such books and records shall be available for inspection and copying by the Limited Partners or their duly authorized representatives during normal business hours for any purpose reasonably related to such Partner’s interest in the Partnership, provided that, to the fullest extent permitted by applicable law, Limited Partners shall not have access to the portions of such books and records that the General Partner determines would permit the identification of the Capital Contributions, Capital Account Balances, Carry Percentages and Capital Percentages of the other Partners, and provided, further, that, except to the extent that applicable law otherwise requires, an Inactive Partner shall have no right to inspect or copy the books and records of the Partnership.

7.2 Tax Information. As soon as reasonably practicable after the end of each Fiscal Year, the General Partner shall send to each Person that was a Partner at any time during such

Fiscal Year U.S. Internal Revenue Service Schedule K-1, “Partner’s Share of Income, Credits, Deductions, Etc.,” or any successor schedule or form, for such Partner.

7.3 Reports to Partners. The General Partner shall provide to each Active Partner on a timely basis the Partnership’s unaudited financial statements for each Fiscal Year. Except as otherwise provided in this Agreement or required by applicable law, the General Partner shall send to each Limited Partner only such other financial and other reports as the General Partner shall deem appropriate.

ARTICLE VIII

ADMISSION OF ADDITIONAL PARTNERS; TRANSFERS; DESIGNATION OF

INACTIVE PARTNERS

8.1 Admission of Additional Partners. Notwithstanding any other provision of this Agreement, without the consent of any other Person, the General Partner may admit such Persons to the Partnership as the General Partner shall determine from time to time (each, an “Additional Partner”). In connection with the admission of any such Additional Partner, the General Partner shall amend the Register to reflect the admission of such Additional Partner and the amount of such Additional Partner’s Capital Commitment and Carry Percentage without the consent of any Limited Partner. Each such Person shall be admitted as an Additional Partner at the time that such Person (a) executes a counterpart of this Agreement and a Carry Agreement and (b) is listed by the General Partner as a partner of the Partnership in the Register.

8.2 Transfers.

(a) General. Except as provided in such Limited Partner’s Carry Agreement, no Limited Partner may Transfer in any manner whatsoever all or any part of such Limited Partner’s interest in the Partnership without the express prior written consent of the General Partner.

(b) Certain Transfers. Without the consent of the General Partner, upon the death of a Limited Partner who is a natural person, such Limited Partner’s interest will be transferred to the estate of such Limited Partner or otherwise in accordance with applicable law, provided that such transferee shall not be substituted for the deceased Limited Partner as a limited partner of the Partnership without the consent of the General Partner.

(c) Conditions to Transfer. No Transfer of an interest in the Partnership shall be permitted if (i) such Transfer would result in a violation of applicable law, including any securities laws, (ii) as a result of such Transfer, the Partnership or the Fund would be required to register as an investment company under the Investment Company Act of 1940, as amended, or (iii) such Transfer would result in the Partnership at any time during its taxable year having more than 100 partners, within the meaning of section 1.7704-1(h)(1)(ii) of the Treasury Regulations (taking into account section 1.7704-1(h)(3) of the Treasury Regulations). No attempted or purported Transfer in violation of this Section 8.2 shall be effective.

8.3 Designation as Inactive Partner. From and after the date of a Limited Partner’s death (in the case of a Limited Partner who is a natural person), Disability (as defined in such Partner’s Carry Agreement), bankruptcy or ceasing to be employed by or otherwise perform services for Oaktree for any reason as determined by the General Partner, such Limited Partner shall automatically be deemed an “Inactive Partner” without any further action, unless Oaktree determines otherwise. An Inactive Partner shall be a limited partner of the Partnership, but shall, except to the extent that applicable law otherwise requires, have only those rights expressly set forth in this Agreement. To the fullest extent permitted by law, Inactive Partners shall not be entitled to participate in any vote, consent or approval of the Partners or Limited Partners permitted or required to be given for any purpose (including, for the avoidance of doubt, any consent to or approval of any merger or consolidation to which the Partnership is a party or any conversion of the Partnership to another form of entity or to a foreign limited partnership).

ARTICLE IX

DISSOLUTION AND WINDING UP OF THE PARTNERSHIP

9.1 Dissolution. There shall be a dissolution of the Partnership and its affairs shall be wound up upon the first to occur of any of the following events:

(a) the day after the second anniversary of the last day of the Term of the Fund;

(b) the decision of the General Partner to dissolve the Partnership;

(c) the entry of a decree of judicial dissolution of the Partnership pursuant to section 17-802 of the Act;

(d) upon an event of withdrawal of the General Partner under the Act, unless the business of the Partnership is continued in accordance with the Act; or

(e) at any time when there are no Partners, unless the business of the Partnership is continued in accordance with the Act.

9.2 Winding Up. Upon the dissolution of the Partnership, the General Partner (or any duly designated representative) shall use all commercially reasonable efforts to liquidate all of the Partnership’s assets and wind up the affairs of the Partnership in an orderly manner, provided that if in the judgment of the General Partner (or such representative) an asset of the Partnership should not be liquidated, the General Partner (or such representative) shall allocate, on the basis of the Value of any assets of the Partnership not sold or otherwise disposed of, any unrealized gain or loss based on such Value to the Partners’ Capital Accounts as though the assets in question had been sold on the date of such allocation and, after giving effect to any such adjustment, distribute said assets in accordance with Section 9.3, subject to the priorities set forth in Section 9.3, and provided, further, that the General Partner (or such other representative) will attempt to liquidate sufficient Partnership assets to satisfy in cash (or make reasonable provision in cash for) the debts and liabilities referred to in Section 9.3.

9.3 Final Distribution. After the application or distribution of the proceeds of the liquidation of the Partnership’s assets in one or more installments to the satisfaction of the liabilities to creditors of the Partnership, to the extent permitted by law, including to the satisfaction of the expenses of the winding-up, liquidation and dissolution of the Partnership (whether by payment or the making of reasonable provision for payment thereof), the remaining proceeds, if any, plus any remaining assets of the Partnership shall be distributed in accordance with the provisions of Section 6.3.

9.4 Time for Liquidation, etc. A reasonable time period shall be allowed for the orderly winding up and liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Partnership to seek to minimize potential losses upon such liquidation. The provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of a certificate of cancellation of the Certificate with the Secretary of State of the State of Delaware.

9.5 Termination. Upon completion of the foregoing, the General Partner (or any duly designated authorized Person) or such other Person as required by the Act, shall execute, acknowledge and cause to be filed a certificate of cancellation of the Certificate with the Secretary of State of the State of Delaware. Such certificate of cancellation will not be filed by the General Partner (or such authorized Person) prior to the filing of the certificate of cancellation of the certificate of limited partnership of the Fund, unless otherwise required by law.

ARTICLE X

MISCELLANEOUS

10.1 Amendments. This Agreement and any Schedule hereto may be modified or amended, and any provision hereof may be waived, by a writing signed by the General Partner, provided that, except as otherwise expressly provided herein or in the Carry Agreement, no such modification, amendment or waiver that would adversely and materially alter any Partner’s economic interest in the Partnership (including such Partner’s Capital Commitment, Capital Percentage, Carry Percentage, obligations pursuant to Section 6.12, or right to or timing of distributions) shall be effective without the consent of such affected Partner. In addition to the foregoing, the General Partner has full authority without the consent of the Limited Partners to interpret any ambiguous provisions of this Agreement and to correct or supplement any provision herein that may be inconsistent with any other provision of this Agreement.

10.2 Notices. Each notice relating to this Agreement shall be in writing and shall be delivered (a) in person, by registered or certified mail or by private courier or (b) by facsimile or other electronic means, confirmed by telephone. All notices to any Limited Partner shall be delivered to such Limited Partner at the address of such Limited Partner as set forth in the records of the Partnership. All notices to the General Partner shall be delivered to the General Partner c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071, Attention: General Counsel. Any Limited Partner may designate a new address for notices by giving written notice to that effect to the General Partner. The General Partner may designate a new address for notices by giving written notice to that effect to each of the Partners. A notice given in accordance with the foregoing clause (a) shall be deemed to have been effectively given five Business Days after such notice is mailed by registered or certified mail, return receipt requested, and one Business Day after such notice is sent by Federal Express or other one-day service provider, to the proper address, or at the time delivered when delivered in person or by private courier. Any notice by facsimile or other electronic means shall be deemed to have been effectively given when sent and confirmed by telephone in accordance with the foregoing clause (b).

10.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

10.4 Table of Contents and Headings. The table of contents and the headings of the articles, sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof or affect the interpretation hereof.

10.5 Successors and Assigns. This Agreement shall inure to the benefit of the Partners and the Covered Persons, and shall be binding upon the parties and, subject to Section 8.2, their respective successors, permitted assigns and, in the case of individual Covered Persons, heirs and legal representatives.

10.6 Severability. Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

10.7 Further Actions. Each Limited Partner shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the General Partner in connection with the achievement of its purposes or to give effect to the provisions of this Agreement, in each case as are not inconsistent with the terms and provisions of this Agreement, including any documents that the General Partner determines to be necessary or appropriate to form, qualify or continue the Fund as a limited partnership in all jurisdictions in which the Fund conducts or plans to conduct its investment and other activities and all such agreements, certificates, tax statements and other documents as may be required to be filed by or on behalf of the Fund.

10.8 Determinations of the General Partner. To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or in any other agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement the General Partner is permitted or required to make a decision (a) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any other Person, or (b) in its “good faith” or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standard.

10.9 Non-Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is given in writing, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor such waiver was given.

10.10 Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

10.11 Confidentiality. Each Limited Partner shall keep confidential and shall not disclose without the prior written consent of the General Partner any information with respect to this Agreement, the Partnership, the Fund or any Permitted Investment made by the Fund, any issuer of any Permitted Investment made by the Fund or any Affiliate of any of the foregoing, provided that a Partner may disclose any such information (a) as has become generally available to the public other than as a result of the breach of this Section 10.11 by such Partner, (b) as may be required to be included in any report, statement or testimony required to be submitted to any municipal, state or national regulatory body having jurisdiction over such Partner, (c) as may be required in response to any summons or subpoena or in connection with any litigation, (d) to the extent necessary in order to comply with any law, order, regulation or ruling applicable to such Partner, (e) to such Partner’s professional advisors, (f) as may be required in connection with an audit by any taxing authority and (g) to the extent necessary for the fulfillment of such Partner’s obligations as an employee of Oaktree (including for purposes of marketing limited partnership interests in the Fund). Notwithstanding any other provision of this Agreement, to the fullest extent permitted by law, the General Partner shall have the right to keep confidential from the Limited Partners for such period of time as the General Partner determines to be reasonable (i) any information that the General Partner reasonably believes to be in the nature of trade secrets and (ii) any other information (A) the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership, the Fund or its investments or could damage the Partnership, the Fund or its investments or (B) that the Partnership is required by law or by agreement with a third Person to keep confidential. The provisions of this Section 10.11 were negotiated in good faith by the parties hereto, and the parties hereto agree that such provisions are reasonable and are not more restrictive than is necessary to protect the legitimate interests of the parties hereto.

10.12 Survival of Certain Provisions. The obligations of each Partner pursuant to Article IV, Section 6.12 and this Article X shall survive the termination or expiration of this Agreement and the dissolution, winding up and termination of the Partnership.

10.13 Waiver of Partition. Except as may otherwise be provided by law in connection with the dissolution, winding up and liquidation of the Partnership, each Partner hereby irrevocably waives any and all rights that such Partner may have to maintain an action for partition of any of the Partnership’s property.

10.14 Entire Agreement. This Agreement and the Carry Agreements together constitute the entire agreement among the Partners with respect to the subject matter hereof and supersede any prior agreement or understanding among them with respect to such subject matter.

ARTICLE XI

POWER OF ATTORNEY; REPRESENTATIONS

11.1 Power of Attorney. Each Limited Partner does hereby irrevocably constitute and appoint the General Partner, with full power of substitution, the true and lawful attorney-in-fact and agent of such Partner, to execute, acknowledge, verify, swear to, deliver, record and file, in such Partner’s name, place and stead, all instruments, documents and certificates that may from time to time be required by the laws of the United States, the State of Delaware, any other jurisdiction in which the Partnership conducts or plans to conduct business, or any political subdivision or agency thereof, to effectuate, implement and continue the valid existence and business of the Partnership, including the power and authority to execute, verify, swear to, acknowledge, deliver, record and file:

(a) all certificates and other instruments, including, without limitation, any amendments to this Agreement or to the Certificate, that the General Partner deems appropriate to (i) form, qualify or continue the Partnership as a limited partnership in the State of Delaware and all other jurisdictions in which the Partnership conducts or plans to conduct business and (ii) admit such Partner as a Partner in the Partnership;

(b) all instruments that the General Partner determines to be appropriate to reflect any amendment to this Agreement or the Certificate (i) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Securities and Exchange Commission, the Internal Revenue Service, or any other U.S. federal or state agency, or in any U.S. federal or state statute, compliance with which the General Partner deems to be in the best interests of the Partnership, (ii) to change the name of the Partnership or (iii) to cure any ambiguity or correct or supplement any provision herein or therein contained that may be incomplete or inconsistent with any other provision herein or therein contained;

(c) all instruments that the General Partner determines to be appropriate in connection with the formation or operation of the Parallel Fund or any Designated Partner, separate account or Alternative Investment Fund or the general partner, controlling shareholder or managing member of the Parallel Fund or any Designated Partner, separate account or Alternative Investment Fund (if the General Partner determines that it is desirable for an entity other than the Partnership to be the general partner, controlling shareholder or managing member of the Parallel Fund or such Designated Partner, separate account or Alternative Investment Fund);

(d) all instruments that the General Partner determines to be appropriate to reflect and effect the dissolution, winding up and liquidation of the Partnership in accordance with the terms of this Agreement, including the filing of a certificate of cancellation of the Certificate as provided in Article IX;

(e) all instruments relating to (i) duly authorized Transfers of interests in the Partnership or the admission of Additional Partners, (ii) changes in the Capital Commitment or Carry Percentage of any Partner or (iii) duly adopted amendments to this Agreement, all in accordance with the terms of this Agreement;

(f) certificates of assumed name and such other certificates and instruments as may be necessary under the fictitious or assumed name statutes from time to time in effect in all other jurisdictions in which the Partnership conducts or plans to conduct business; and

(g) any other instruments determined by the General Partner to be necessary or appropriate in connection with the proper conduct of the business of the Partnership.

Such attorney-in-fact and agent shall not, however, have the right, power or authority to amend or modify this Agreement when acting in such capacities, except to the extent authorized herein. This power of attorney shall not be affected by the subsequent disability, incompetence or incapacity of a Limited Partner. This power of attorney shall be deemed to be coupled with an interest, shall be irrevocable, shall survive and not be affected by the dissolution, bankruptcy or legal disability of each of any Limited Partner and shall extend to their successors and assigns. This power of attorney may be exercised by any such attorney-in-fact and agent for all Limited Partners of the Partnership (or any of them) with or without listing all of the Limited Partners executing an instrument. Any Person dealing with the Partnership may conclusively presume and rely upon the fact that any instrument referred to above, executed by such attorney-in-fact and agent, is authorized and binding, without further inquiry. If required, each Limited Partner shall execute and deliver to the Partnership, within five Business Days after receipt of a request therefor, such further designations, powers of attorney or other instruments as the General Partner shall determine to be necessary for the purposes hereof consistent with the provisions of this Agreement.

11.2 Representations. Each Limited Partner represents, warrants and covenants to the General Partner and the Partnership as follows:

(a) Capacity. Such Partner has the full capacity, power and authority to execute, deliver and perform this Agreement and to subscribe for and purchase an interest as a partner of the Partnership. Such Partner has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of such Partner, enforceable against such Partner in accordance with its terms.

(b) Compliance with Laws and Other Instruments. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance of such Partner’s obligations hereunder will not conflict with, or result in any violation of or default under, any provision of any agreement or other instrument to which such Partner is a party or by which such Partner or any of such Partner’s assets are bound, or any judgment, decree, statute, order, rule or regulation applicable to such Partner or such Partner’s assets.

(c) Access to Information. Such Partner has carefully reviewed this Agreement, the Fund Agreement and the private placement memorandum of the Fund, as supplemented through the date hereof, relating to the offering of interests in the Fund. Such Partner has been provided an opportunity to ask questions of, and such Partner has received answers thereto satisfactory to such Partner from, the Partnership and its representatives regarding such documents and the terms and conditions of the offering of interests in the Partnership, and such Partner has obtained all additional information requested by such Partner of the Partnership and its representatives to verify the accuracy of all information furnished to such Partner regarding such documents and the offering of such interests.

(d) Evaluation of and Ability to Bear Risks. Such Partner has such knowledge and experience in financial and business affairs that such Partner is capable of evaluating the merits and risks of purchasing an interest in the Partnership, and such Partner has not relied in connection with this investment upon any representations, warranties or agreements other than those set forth in this Agreement. Such Partner’s financial situation is such that such Partner can afford to bear the economic risk of holding an interest in the Partnership for an indefinite period of time, and such Partner can afford to suffer the complete loss of such Partner’s investment in such interest.

(e) Purchase for Investment. Such Partner is acquiring the interest in the Partnership to be purchased by such Partner pursuant to this Agreement for such Partner’s own account for investment and not with a view to or for sale in connection with any distribution of all or any part of such interest. Such Partner will not, directly or indirectly, transfer, sell, pledge or hypothecate all or any part of such interest (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of such interest) except in accordance with the registration provisions of the Securities Act or an exemption from such registration provisions, with any applicable state or non-U.S. securities laws, and with the terms of this Agreement. Such Partner understands that such Partner must bear the economic risk of an investment in an interest in the Partnership for an indefinite period of time because, among other reasons, the offering and sale of such interests have not been registered under the Securities Act and, therefore, such an interest cannot be sold other than through a privately negotiated transaction unless it is subsequently registered under the Securities Act or an exemption from such registration is available. Such Partner also understands that sales or transfers of such interests are further restricted by the provisions of this Agreement, and may be restricted by other applicable securities laws.

(f) Accredited Investor. Except as otherwise indicated to the General Partner in writing, either (i) such Partner’s net worth, or such Partner’s joint net worth with such Partner’s spouse, at the time that such Partner is admitted to the Partnership, exceeds $1,000,000 or (ii) such Partner had individual income in excess of $200,000 in each of the two most recent years or joint income with such Partner’s spouse in excess of $300,000 in each of those years, and such Partner has a reasonable expectation of reaching the same income level in the current year.

(g) Knowledgeable Employee. Except as otherwise indicated to the General Partner in writing, such Partner is a “Knowledgeable Employee,” as such term is defined in Rule 3c-5 under the Investment Company Act of 1940, as amended, unless such Partner has notified the Partnership in writing prior to such Partner’s admission to the Partnership as a partner that such Partner is not a Knowledgeable Employee. The term “Knowledgeable Employee” shall include (a) any executive officer (which includes the president, any vice president in charge of a principal business unit, division or function (such as administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions, for the Fund, Oaktree or the Partnership), director, trustee, general partner, managing member, advisory board member, or person serving in a similar capacity, of the Fund, Oaktree or the Partnership or (b) any employee of the Fund, Oaktree or the Partnership (other than an employee performing solely clerical, secretarial or administrative functions with regard to such entity or its investments) who, in connection with such employee’s regular functions or duties, participates in the investment activities of the Fund, other companies that would be investment companies but for the exclusion provided by section 3(c)(1) or section 3(c)(7) of the Investment Company Act, or investment companies the investment activities of which are managed by Oaktree, provided that such employee has been performing such functions and duties for or on behalf of the Fund, Oaktree or the Partnership, or substantially similar functions or duties for or on behalf of another entity, for at least 12 months.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

GENERAL PARTNER: OAKTREE FUND GP I, L.P.

By:	/S/ TODD MOLZ
Name: Todd Molz
Title: Authorized Signatory

By:	/S/ RICHARD TING
Name: Richard Ting
Title: Authorized Signatory